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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                           NEXTEL COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED OCTOBER 19, 2000
                       TO PROSPECTUS DATED APRIL 26, 2000

               The selling security holders table on pages 19 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 4 3/4% convertible senior notes due 2007:



                                                 Convertible Notes             Common Stock
                                              ------------------------    ----------------------
                                              Principal     Principal
                                              Amount of     Amount of     Number of    Number of
                                             Convertible   Convertible      Shares      Shares
      Name of Selling Security Holder        Notes Owned  Notes Offered      Owned      Offered
      -------------------------------        -----------  -------------   ---------   ----------
Van Kampen Convertible Securities              695,000       695,000         -0-          -0-
Van Kampen Harbor Fund                        3,860,000     3,860,000        -0-          -0-